Exhibit 99.2

James A. Lenahan, III, CPA J. Anthony Smith, CPA Charles J. Bargiachi, MS Tax, CPA
Certified Public Accountants	1080 Brookfield Road
Memphis, TN 38119
(901) 684-1100
FAX (901) 763-0005

Independent Auditors’ Report

To the Members

Machining Technology Group, LLC

Arlington, Tennessee

We have audited the accompanying balance sheets of Machining Technology Group, LLC as of December 31, 2004 and 2003, and the related statements of operations, members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Machining Technology Group, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Lenahan, Smith & Bargiachi, P.C.
Memphis, Tennessee
September 22, 2005

i

MACHINING TECHNOLOGY GROUP, LLC

Balance Sheets

	December 31,
	2004	2003
Assets
Current Assets
Cash and cash equivalents	$819,013	$2,212
Accounts receivable—trade	529,945	709,274
Accounts receivable—fixed asset sale	30,780	—
Inventories	475,133	516,190
Prepaid expenses	140,869	73,673
Prepaid state taxes	983	—
	1,996,723	1,301,349
Property and Equipment, net	4,393,964	3,044,108
Other Assets
Deferred tax asset	73,271	—
Total Assets	$6,463,958	$4,345,457
Liabilities and Members’ Capital
Current Liabilities
Current portion of long-term debt	$329,789	$175,969
Customer deposits	102,843	45,949
Accounts payable	264,405	377,876
Accrued vacation & payroll	90,912	17,741
Accrued profit sharing expense	84,794	120,000
Accrued state taxes	—	6,275
	872,743	743,810
Long-Term Debt, less current maturities	1,241,491	627,857
Deferred Income Taxes	80,213	15,996
Members’ Capital	4,269,511	2,957,794
Total Liabilities and Members’ Capital	$6,463,958	$4,345,457

See notes to financial statements and accountants’ report.

MACHINING TECHNOLOGY GROUP, LLC

Statements of Operations

	For Years Ended December 31,
	2004	2003
Product Sales (net of discounts)	$11,321,689	$8,444,178
Cost of Sales	5,923,825	4,053,733
Gross Profit	5,397,864	4,390,445
General and Administrative Expenses	850,729	636,741
Income/(loss) from operations	4,547,135	3,753,704
Other Income/(Expense)
Interest expense	(41,060)	(29,357)
Interest income	2,022	—
Gain on sale of equipment	26,742	—
Total other income/(expense)	(12,296)	(29,357)
Income before income taxes	4,534,839	3,724,347
Income tax benefit (expense)
State tax benefit (expense)	12,556	(5,321)
Deferred state tax benefit (expense)	9,054	(15,996)
Total income tax benefit (expense)	21,610	(21,317)
Net Income	$4,556,449	$3,703,030

See notes to financial statements and accountants’ report.

MACHINING TECHNOLOGY GROUP, LLC

Statements of Members’ Capital

	For Years Ended December 31,
	2004	2003
Members’ Capital—Beginning of Year	$2,957,794	$1,679,622
Net Income for the Year	4,556,449	3,703,030
Capital Account Distributions	(3,244,732)	(2,424,858)
Members’ Capital—End of Year	$4,269,511	$2,957,794

See notes to financial statements and accountants’ report.

MACHINING TECHNOLOGY GROUP, LLC

Statements of Cash Flows

	For Years Ended December 31,
	2004	2003
Cash flows from operating activities:
Net Income	$4,556,449	$3,703,030
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization of equipment	441,518	297,570
(Increase)/decrease in accounts receivable	179,331	(436,710)
(Increase)/decrease in inventory	41,057	(337,928)
(Increase)/decrease in prepaid expenses	(67,196)	(73,673)
Increase/(decrease) in accounts payable	(113,471)	265,856
Increase/(decrease) in other payables	56,894	(142,963)
Increase/(decrease) in accrued vacation	73,171	17,741
Increase/(decrease) in accrued profit sharing contribution	(35,206)	60,000
Increase/(decrease) in accrued taxes	(7,258)	1,396
Increase/(decrease) in deferred tax liability	64,217	15,996
Increase/(decrease) in deferred tax asset	(73,271)	—
Increase in gain on sale of equipment	(26,742)	—

Net cash provided by operating activities	5,089,493	3,370,315

Cash flows from investing activities:

Capital expenditures	(1,870,832)	(1,470,798)
Sale of equipment	75,420	—

Net cash (used in) investing activities	(1,795,412)	(1,470,798)

Cash flows from financing activities:
Proceeds from long term-debt	1,010,228	683,717
Principal payments on long-term debt	(242,776)	(147,937)
Distributions of member capital	(3,244,732)	(2,424,858)

Net cash (used in) financing activities	(2,477,280)	(1,889,078)

Net Increase/(Decrease) in Cash	816,801	10,439

Cash at beginning of year	2,212	(8,227)
Cash at end of year	$819,013	$2,212

See notes to financial statements and accountants’ report.

MACHINING TECHNOLOGY GROUP, LLC

Notes to Financial Statements

For the Years Ended December 31, 2004 and 2003

Note 1—Summary of significant accounting policies

Nature of operations

The Company, located in Arlington, Tennessee, was established in 1998. The Company manufactures surgical tools and implants used in the medical industry which are sold to customers located in the United States.

Term

This limited liability company shall dissolve and its affairs wound up in accordance with the Act and the Company Agreement on December 31, 2025, unless the term shall be extended by Amendment to the Company Agreement and the Articles of Organization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Revenue Recognition

The Company records revenue in compliance with SAB 104, which requires that the following criteria are met: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the price from the buyer is fixed or determinable, and (d) collectibility is probable. The Company records revenue based on written arrangements or purchase orders with customers, and upon transfer of title of the product or rendering of the service.

Amounts billed for shipping and handling fees are classified as sales in the income statement. Costs incurred for shipping and handling are classified as cost of sales.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in bank.

Inventories

Inventories are stated at lower of cost or market (on first in, first out basis) and include the cost of materials, labor, and manufacturing overhead.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures which significantly increase value or extend useful lives are capitalized and replaced properties are retired. Depreciation is calculated principally by the use of straight-line method over the estimated useful lives of depreciable assets. Accelerated methods are used for tax purposes. Amortization of leasehold improvements is calculated by use of the straight-line method over the estimated useful life. Plant equipment and machinery are depreciated over an estimated useful life of 5 to 10 years. Leasehold improvements are depreciated over an estimated useful life of 5 to 40 years, computers and software over an estimated useful life of 3 to 5 years, vehicles over an estimated useful life of 3 years, and office furniture and fixtures over an estimated useful life of 7 years. Depreciation expense for the years ended December 31, 2004 and 2003 was $441,518 and $297,570, respectively. Federal tax depreciation for the years ended December 31, 2004 and 2003 was $1,527,101 and $970,853.

Income Taxes

The accompanying financial statements do not include a provision or liability for federal income taxes because the Company is taxed as a partnership and the members are taxed individually on their share of company earnings. Net state income tax benefit for 2004 was $12,556, and net state tax expense for 2003 was $5,321.  Net deferred state tax benefit was $9,054 for 2004, and net deferred state tax expense for 2003 was $15,996.

Deferred tax liabilities were the result of a book and state tax depreciation difference and a change in certain accrued expenses. Deferred tax assets were the result of state tax credits. The availability of these credits upon transfer of company ownership is not known.

Tennessee Industrial Machinery Tax Credits and Jobs Tax Credits resulted in a reduction of state taxes in the amount of $29,934 for 2004 and $27,000 for 2003. Amounts reported on the financial statements are net of these credits. Below is a schedule of tax credits available for carryover:

	Jobs Tax Credit	Industrial Machinery Credit
Beginning balance	$60,017	$-0	-
2004 credit increases	26,000	17,188
2004 benefit	(15,284)	(14,650)
Carryover to 2005	$70,733	$2,538

Of the $70,733 of Jobs Tax Credits, $44,733 will expire in December 2017 and $26,000 will expire in December 2019. The Industrial Machinery Tax Credit will expire in December 2019.

Compensated absences

The Company has accrued a liability for compensated absences. Employees of the Company are entitled to paid vacation and paid sick days depending on length of service. The Company’s policy is to recognize the cost of compensated absences at the end of each period.

Accounts Receivable

Based on historical collections, the Company does not believe an allowance for doubtful accounts is necessary.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, comprised of cash, accounts receivable, accounts and notes payable, approximates recorded value.

Note 2—Related party transactions

The Company leases its facilities from a related company, GT Management, LLC. There is no lease agreement but rents are paid monthly. Rent expense paid to GT Management, LLC for the years ended December 31, 2004 and 2003 is $170,000 and $165,483, respectively.

Note 3—Profit sharing plan

The Company has an established salary deferral plan (401k) and profit sharing plan. For 2004, the company matched employee 401(k) withholding in the amount of $35,206. The Company also accrued a profit sharing expense of $84,794. Total expenses for the 401(k) match and profit sharing expense were $120,000 for 2004. The profit sharing plan contribution is made at the discretion of management. For 2003 there was no employer match available under the salary deferral plan but the Company did contribute to the profit sharing plan. Profit sharing plan expense for 2003 was $120,000.

Note 4—Operating Leases

The Company leases some of its machinery and equipment for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2006 and provide for renewal and purchase options at the fair market renewal value on a month to month basis.

Lease expense totaled $123,066 for the year ended December 31, 2004 and $86,244 for the year ended December 31, 2003. The following is a schedule by year of future minimum rental payments required under the operating lease agreements:

Year Ending December 31,	Amount
2005	$103,829
2006	59,945
2007	16,351
Thereafter	18,262
$198,387

Note 5—Capital Leases

The Company leases certain machinery and equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the Balance Sheet as property, plant, and equipment and was $178,500 at December 31, 2004. Accumulated amortization of the leased equipment at December 31, 2004 was $98,787 and $85,116 at December 31, 2003. Amortization of assets under capital leases is included in depreciation expense.

The final capital lease was paid in full in April 2004, therefore there are no minimum lease payment obligations.

Note 6—Major customers and concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. A significant portion of the Company’s customer base is comprised of companies within the medical industry. The Company does not require collateral from its customers. For the year ended December 31, 2004, sales to one major customer amounted to approximately 82% of net sales. For the year ended December 31, 2003, sales to one major customer amounted to approximately 94% of net sales. Sales to this customer were comprised of different products shipped to different locations. The loss of this customer would most likely have a negative impact on the Company’s results of operations.

Five major customers accounted for 36%, 22%, 15%, 11% and 10% of accounts receivable net of customer deposits for the year ended December 31, 2004. For the year ended December 31, 2003, one major customer accounted for 98% of accounts receivable net of customer deposits.

The Company maintains its cash in bank in excess of the federally insured limits at times throughout the year.

Note 7—Inventories

Inventories consisted of the following at December 31,:

	2004	2003
Raw materials	$67,615	$103,196
Work in process	350,466	399,016
Finished goods	57,052	13,978
Total inventory	$475,133	$516,190

Note 8—Short-term and long-term debt obligations

Long-term debt at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Note payable to vendor in monthly installments of $1,104, non-interest bearing, due in November 2004, secured by vehicle	$—	$11,041
Note payable to bank in monthly installments of $916, including interest at 6.5%, due April 2004, secured by machinery	—	4,505
Note payable to bank in monthly installments of $4,704, including interest at 6%, due in December 2006, secured by machinery	106,044	154,430
Note payable to bank in monthly installments of $11,120, including interest at 5.95%, due in January 2010, secured by machinery	573,228	—
Note payable to bank in monthly installments of $7,421, including interest at 5.6%, due in October 2009, secured by machinery	370,195	—
Note payable to bank in monthly installments of $774, non-interest bearing, due in May 2008, secured by vehicle	31,718	41,002
Note payable to bank in monthly installments of $3,815, including interest at 4.5%, due in August 2007, secured by machinery	298,197	329,782
Note payable to bank in monthly installments of $6,786, including interest at 4.45%, due in June 2007, secured by machinery	191,898	263,066
Total debt	1,571,280	803,826
Less: current portion	(329,789)	(175,969)
Long-term debt, less current portion	$1,241,491	$627,857

Future maturities of long term debt are as follows as of December 31, 2004:

2005	$329,789
2006	352,316
2007	471,939
2008	207,672
2009	200,174
Thereafter	9,390
$1,571,280

Note 9—Line of credit

The Company has a demand bank line of credit totaling $400,000, including letters of credit, under which the Company may borrow on an unsecured basis at the bank’s prime rate. There were no amounts outstanding under this line of credit at December 31, 2004 and 2003.

Note 10—Supplementary Disclosures of Statement of Cash Flows

Cash paid during the year for:

	December 31,
	2004	2003
Income taxes—net of refunds	$18,916	$12,879
Interest	$41,060	$29,357

MACHINING TECHNOLOGY GROUP, LLC

Unaudited Balance Sheets

	December 31, 2004	June 30, 2005

Assets

Current Assets
Cash and cash equivalents	$819,013	$372,490
Accounts receivable - trade	529,945	2,131,563
Accounts receivable - fixed asset sale	30,780	—
Inventories	475,133	484,795
Prepaid expenses	140,869	68,216
Prepaid state taxes	983	—
	1,996,723	3,057,064

Property and Equipment, net	4,393,964	6,645,269

Other Assets
Deferred tax asset	73,271	79,369

Total Assets	$6,463,958	$9,781,702

Liabilities and Members’ Capital

Current Liabilities
Current portion of long-term debt	$329,789	$527,259
Customer deposits	102,843	370,483
Accounts payable	264,405	431,391
Accrued vacation & payroll	90,912	192,108
Accrued profit sharing expense	84,794	—
Accrued expenses	—	31,587
Accrued state taxes	—	7,781
Line of credit - First Tennessee Bank	—	250,000

	872,743	1,810,609

Long-Term Debt, less current maturities	1,241,491	1,384,535

Deferred Income Taxes	80,213	99,980

Minority Interest	—	1,459,241

Members’ Capital	4,269,511	5,027,337

Total Liabilities and Members’ Capital	$6,463,958	$9,781,702

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC

Unaudited Statements of Operations

	Six Months Ended June 30,
	2005	2004

Product Sales (net of discounts)	$6,789,060	$5,923,465

Cost of Sales	3,686,901	2,811,800

Gross Profit	3,102,159	3,111,665

General and Administrative Expenses	501,363	355,568

Income/(loss) from operations	2,600,796	2,756,097

Other Income/(Expense)
Minority interest	(36,285)	—
Interest expense	(55,479)	(17,451)
Interest income	750	115

Total other income/(expense)	(91,014)	(17,336)

Income before income taxes	2,509,782	2,738,761

Income tax benefit (expense)
State tax benefit (expense)	6,098	(7,615)
Deferred state tax benefit (expense)	(15,324)	9,570

Total income tax benefit (expense)	(9,226)	1,955

Net Income	$2,500,556	$2,740,716

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC

Unaudited Statements of Members’ Capital

	Six Months Ended June 30,
	2005	2004

Members’ Capital - Beginning of Period	$4,269,512	$2,957,794

Capital Account Adjustment	(15,668)	—

Net Income for the Year	2,500,556	2,740,716

Capital Account Distributions	(1,727,063)	(1,949,781)

Members’ Capital - End of Period	$5,027,337	$3,748,729

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC

Unaudited Statements of Cash Flows

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net Income	$2,500,556	$2,740,716
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization of equipment	375,223	203,572
(Increase)/decrease in accounts receivable	(1,600,637)	(167,093)
(Increase)/decrease in inventory	(9,663)	(135,990)
(Increase)/decrease in prepaid expenses	72,653	60,108
Increase/(decrease) in accounts payable	174,861	(68,247)
Increase/(decrease) in other payables	291,353	22,376
Increase/decrease) in accrued vacation & payroll	101,196	185,163
Increase/(decrease) in accrued profit sharing contribution	(84,794)	(120,000)
Increase/(decrease) in accrued taxes	7,781	(10,506)
Increase/(decrease) in deferred tax liability	19,767	54,059
(Increased)/decrease in deferred tax asset	(6,098)	(63,629)
Minority interest	36,285	—

Net cash provided by operating activities	1,878,483	2,700,529

Cash flows from investing activities:
Capital expenditures	(1,885,644)	(240,275)
Sale of equipment	30,780	—

Net cash (used in) investing activities	(1,854,864)	(240,275)

Cash flows from financing activities:
Advances from line of credit	250,000	—
Proceeds from long-term debt	297,860	—
Principal payments on long-term debt	(230,059)	(81,713)
Distributions of member capital	(1,727,063)	(1,949,780)
Contributions of member capital	927,064	—

Net cash (used in) financing activities	(482,198)	(2,031,493)

Net Increase/(Decrease) in Cash	(458,579)	428,761

Cash at beginning of period	831,069	2,212

Cash at end of period	$372,490	$430,973

See notes to financial statements.

MACHINING TECHNOLOGY GROUP, LLC

Notes to June 30, 2005 Unaudited Financial Statements

Note 1—Summary of significant accounting policies

Principles of Consolidation

The financial statements of Machining Technology Group, LLC and GT Management, LLC are combined for June 30, 2005.  All significant intercompany accounts and transactions have been eliminated in the combination.

Variable Interest Entities

Financial Accounting Standards Board Interpretation No 46 (FIN 46) (Revised December 2003), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise.  The Company leases its building and land from GT Management, LLC.  The Company believes it is the primary beneficiary and that the lessor is a variable interest entity.  Under FIN 46, the lessor is required to be consolidated in the Company’s balance sheet as of January 1, 2005.  The building and land will be recorded as an asset and the related debt will be recorded as a liability in the Company’s balance sheet.  The impact of the Company’s future statement of operations will be increased depreciation and interest expense, which will be partially offset by decreased rent expense.  The members’ capital of GT Management, LLC is reflected on the Company’s balance sheet as a minority interest.  The cost of the buildings and associated land at January 1, 2005 was $678,556 and the related debt was $160,755.  As of the balance sheet date of June 30, 2005, the cost of the buildings, land, and expansions was $1,652,226 and related debt was $136,695.  Accumulated depreciation was $51,797 and $33,965 at June 30, 2005 and December 31, 2004 respectively.

Nature of Operations

The Company, located in Arlington, Tennessee, was established in 1998.  The Company manufactures surgical tools and implants used in the medical industry which are sold to customers located in the United States.

Term

This limited liability company shall dissolve and its affairs wound up in accordance with the Act and the Company Agreement on December 31, 2025, unless the term shall be extended by Amendment to the Company Agreement and the Articles of Organization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Actual results could differ from those estimates.

Revenue Recognition

The Company records revenue in compliance with SAB 104, which requires that the following criteria are met: (a) persuasive evidence of an arrangement exists, (b) delivery has occurred or services have been rendered, (c) the price from the buyer is fixed or determinable, and (d) collectibility is probable.  The Company records revenue based on written arrangements or purchase orders with customers, and upon transfer of title of the product or rendering of the service.

Amounts billed for shipping and handling fees are classified as sales in the income statement.  Costs incurred for shipping and handling are classified as cost of sales.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in bank.

Inventories

Inventories are stated at lower of cost or market (on first in, first out basis) and include the cost of materials, labor, and manufacturing overhead for balance sheet date December 31, 2004.  Interim statements are valued at an average hourly rate of WIP hours based on historical rates for June 30, 2005.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost.  Expenditures for maintenance and repairs are charged to expense as incurred.  Expenditures which significantly increase value or extend useful lives are capitalized and replaced properties are retired.  Depreciation is calculated principally by the use of the straight-line method over the estimated useful lives of depreciable assets.  Accelerated methods are used for tax purposes.  Amortization of leasehold improvements is calculated by use of the straight-line method over the estimated useful life.  Plant equipment and machinery are depreciated over an estimated useful life of 5 to 10 years.  Leasehold improvements are depreciated over an estimated useful life of 5 to 40 years, computers and software over an estimated useful life of 3 to 5 years, vehicles over an estimated useful life of 3 years, and office furniture and fixtures over an estimated useful life of 7 years.

Income Taxes

The accompanying financial statements do not include a provision or liability for federal income taxes because the Company is taxed as a partnership and the members are taxed individually on their share of company earnings.

Deferred tax liabilities were the result of a book and state tax depreciation difference and a change in certain accrued expenses.  Deferred tax assets were the result of state tax credits.  The availability of these credits upon transfer of company ownership is not known.

Tennessee Industrial Machinery Tax Credits and Jobs Tax Credits resulted in a reduction of state taxes in the amount of $29,934 for 2004 and $5,119 for the six months ended June 30, 2005.  Amounts reported on the financial statements are net of these credits.  Below is a schedule of tax credits available for carryover.

Due to the current tax laws for limited liability companies in Tennessee there is some doubt as to whether the Company will incur the deferred excise tax liability of $99,980 recorded on the balance sheet.  If not for the sale of the company, this liability would not be recorded.

	Jobs Tax Credit	Industrial Machinery Credit

Beginning balance	$60,017	$-0-

2004 credit increases	26,000	17,188

2004 benefit	(15,284)	(14,650)

Carryover to 2005	$70,733	$2,538

1/1/05 thru 6/30/05 credit increases	-0-	4,639

Current period benefit	(5,119)	-0-

Carryover to balance of 2005 year	$65,614	$7,177

Of the $65,614 of Jobs Tax Credits, $39,614 will expire in December 2017 and $26,000 will expire in December 2019.  The Industrial Machinery Tax Credit of $2,538 will expire in December 2019 and the balance of $4,639 will expire in December 2020.

Compensated Absences

The Company has accrued a liability for compensated absences.  Employees of the Company are entitled to paid vacation and paid sick days depending on length of service.  The Company’s policy is to recognize the cost of compensated absences at the end of each period.

Accounts Receivable

Based on historical collections, the Company does not believe an allowance for doubtful accounts is necessary.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, comprised of cash, accounts receivable, accounts and notes payable, approximates recorded value.

Note 2—Related party transactions

The Company leases its facilities from a related company, GT Management LLC.  There is no lease agreement but rents are paid monthly.

Note 3—Profit sharing plan

The Company has an established salary deferral plan (401k) and profit sharing plan.  The profit sharing plan contribution is made at the discretion of management.

Note 4—Capital Leases

The Company leases certain machinery and equipment under agreements that are classified as capital leases.  The cost of equipment under capital leases is included in the Balance Sheet as property, plant, and equipment and was $178,500 at December 31, 2004 and $501,000 at June 30, 2005.  Accumulated amortization of the leased equipment at December 31, 2004 was $98,787 and $366,169 at June 30, 2005.

The future minimum lease payments required under the capital leases as of June 30, 2005, are as follows:

For the Twelve
Months Ending
June 30,	Amount
2006	$70,586
2007	6,574
Thereafter	-0-
$77,160

The two remaining capital leases will be paid in full in August 2006, therefore the total minimum lease payments are all current obligations and any reduction to reduce net minimum lease payments to present value would not be material.

Note 5—Major customers and concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.  A significant portion of the Company’s customer base is comprised of companies within the medical industry.  The Company does not require collateral from its customers.  Five major customers accounted for 36%, 22%, 15%, 11% and 10% of accounts receivable net of customer deposits for the year ended December 31, 2004.  One major customer accounted for 91% of accounts receivable net of customer deposits for the period ended June 30, 2005.  The loss of any one of these customers would most likely have a negative short-term impact on the Company’s results of operations.

The Company maintains its cash in bank in excess of the federally insured limits at times throughout the year.

Note 6—Inventories

Inventories of the Company consisted of the following at:

	December 31, 2004	June 30, 2005
Raw materials	$67,615	$73,774
Work in process	350,466	319,405
Finished goods	57,052	91,616

Total inventory	$475,133	$484,795

Note 7—Short-term and long-term debt obligations

Long-term debt at December 31, 2004 and June 30, 2005 consisted of the following:

	December 31, 2004	June 30, 2005
Note payable to bank in monthly installments of $4,704, including interest at 6%, due in December 2006, secured by machinery	$106,044	$80,728

Note payable to bank in monthly installments of $11,120, including interest at 5.95%, due in January 2010, secured by machinery	573,228	524,486

	December 31, 2004	June 30, 2005

Note payable to bank in monthly installments of $7,421, including interest at 5.6%, due in October 2009, secured by machinery	370,195	335,503

Note payable to bank in monthly installments of $774, non-interest bearing, due in May 2008, secured by vehicle	31,718	27,077

Note payable to bank in monthly installments of $3,815, including interest at 4.5%, due in August 2007, secured by machinery	298,197	282,140

Note payable to bank in monthly installments of $6,786, including interest at 4.45%, due in June 2007, secured by machinery	191,898	155,111

Note payable to bank in monthly installments of $4,692, including interest at 7.4%, due in March 2008, secured by real estate	—	136,694

Note payable to bank in monthly installments of $4,964, non interest bearing, due in May 2010, secured by machinery	—	292,896

Note payable to bank in monthly installments of $3,340, including interest at 12.78%, due in August 2006, secured by machinery	—	43,222

Note payable to bank in monthly installments of $3,128, including interest at 2.79%, due in May 2006, secured by machinery	—	33,937

Total debt	1,571,280	1,911,794

Less: current portion	(329,789)	(527,259)

Long-term debt, less current portion	$1,241,491	$1,384,535

Future maturities of long-term debt are as follows as of June 30, 2005:
Through 12 month periods ended June 30:

$527,259
2006	456,728
2007	517,223
2008	270,382
2009	140,202
Thereafter	-0-
$1,911,794

Note 8—Line of credit

The Company has a demand bank line of credit totaling $400,000 at December 31, 2004 and $750,000 at June 30, 2005, including letters of credit, under which the Company may borrow on an unsecured basis at the bank’s prime rate.  There were no amounts outstanding under this line of credit at December 31, 2004 and $250,000 outstanding at June 30, 2005.